UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 1, 2015

ARABELLA EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

000-54293	98-1162608
(Commission File Number)	(IRS Employer Identification No.)

509 Pecan Street, Suite 200, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

432 897-4755

(Registrant’s Telephone Number, Including Area Code)

509 Pecan Street, Suite 200
Fort Worth, Texas 76102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 1, 2015, Arabella Exploration, Inc. (“Arabella”) received a text message and email from the third party buyer (“Buyer”) in the Purchase and Sale Agreement (“PSA”) between Arabella and the Buyer, dated as of July 1, 2015, terminating the PSA pursuant to Section 13.1 of the PSA. The Buyer cited several items to justify its unexpected cancelation of the PSA including a number of standard closing information items as well as certain third party approvals. The letter agreement with McCabe Petroleum Corporation (“McCabe”), dated as of April 15, 2015, remains in place but is dependent on a transaction similar to the one contemplated in the PSA being consummated simultaneously. Arabella is currently searching for such a replacement or another strategic alternative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2015

ARABELLA EXPLORATION, INC.

By:	/s/ Jason Hoisager
Name: Title:	Jason Hoisager Chief Executive Officer

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